Exhibit 10.1

DATED THIS 26 DECEMBER 2025

BETWEEN

TREASURE GLOBAL INC (Registration No.: 790821) (“TGL”)

AND

V GALLANT SDN BHD (Registration No.: 202401039073 (1584920-W)) (“V Gallant”)

SUPPLEMENTAL TO SERVICE AGREEMENT

THIS AGREEMENT is made and entered into on 26 December 2025

BETWEEN

TREASURE GLOBAL INC (Registration No. 790821), a company incorporated in State of Delaware and having an address for service at 276, 5th Avenue Suite, 704 #739 New York, NY 10001, United States (“TGL”).

AND

V GALLANT SDN BHD (Company Registration No. 202401039073 (1584920-W)) a company duly incorporated under the laws of Malaysia and having its business address at BO3-C-08, Menara 3A, 3 Jalan Bangsar, KL Eco City, 59200 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur, Malaysia (“V Gallant”).

TGL and V Gallant shall hereinafter individually be referred to as “the Party” and collectively referred to as “the Parties”.

RECITALS:

(A)	The Parties entered into the Service Agreement dated 29th October 2024, Supplemental Letter dated 24th March 2025 and Second Supplemental Letter dated 28th March 2025 (“collectively referred to as “Agreements”) in respect of the developing an AI enabled live streaming platform and AI digital human solutions. The platform shall be engineered to enable high quality live streaming capabilities enhanced by AI digital human solution, providing interactive experience that align with industry technical standards and user experience requirement.

(B)	By the Service Agreement, the TGL has agreed to pay a total consideration of United States Dollar Sixteen Million (US$16,000,000) to V Gallant and/or its nominees by way of cash and/or allotment of TGL common stock, upon the terms and subject to the conditions contained in the Service Agreement.

(C)	In view of the Recital B above, TGL has fully paid and satisfied the total consideration sum to the V Gallant.

(D)	The Parties have agreed to amend the Agreements by entering into this Supplemental Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS & INTERPRETATIONS

1.1	Definitions

In this Supplemental Agreement, unless the context requires otherwise, terms defined in the Agreement and not otherwise defined herein, shall have the same meaning in this Supplemental Agreement. The following words and expressions shall have the following meanings:

Entire Agreement	means the Original Agreement as amended by this Supplemental Agreement
Agreements	means the Service Agreement dated 29th October 2024, Supplement Letter dated 24th March 2025 and Second Supplemental Letter dated 28th March 2025
Supplemental Agreement	means this Agreement

1.2	Interpretations

1.2.1	Subject only to the variation herein contained and such modification to the Agreements as may be necessary to the construction thereof as a result variation thereto effected by the Supplemental Agreement, the provisions of the Agreement shall remain in full force and effect.

1.2.2	In constructing the Agreements, such reference as may be necessary may be made to such agreement.

1.2.3	In the event of a conflict between the provisions of this Supplement Agreement and the Agreement, the provisions of this Supplemental Agreement shall prevail.

2.	AGREEMENT FOR THE VARIATION OF THE AGREEMENTS

2.1	The Parties hereby agrees that the Clause 4.1 under the Service Agreement shall be revised as follows:

2.1.1	TGL agrees to pay V Gallant a total consideration of United States Dollar Ten Million Eight Hundred Thousand (US$10,800,000.00).

3.	EXCESS PAYMENT AND SETTELMENT

3.1	As the date of this Agreement, TGL has fully paid and satisfied the total consideration to V Gallant, the Parties agree that the excess amount of United States Dollar Five Million Two Hundred Thousand (US$5,200,000.00) (“Excess”) shall be converted to V Gallant Limited’s shares (“V Gallant Shares”) based on a price per share of United States Dollar Four (US$4.00).

3.2	V Gallant has agreed to issue, allot or procure the 1,300,000 V Gallant Shares to TGL within fourteen (14) Business Days from the date of this Agreement (“Final Settlement”).

4.	GOVERNING LAW

4.1	This Agreement shall be governed by, construed and enforced in accordance with the laws of Malaysia and subject to the exclusive jurisdiction of the courts of Malaysia.

5.	NOTICES

5.1	Unless expressly stated herein, any notice or communication to be given under this Agreement shall in writing and be in the English Language and may be given or sent:

(a)	by hand;

(b)	by international courier;

(c)	by e-mail,

to the Parties at the address as stated in Preamble.

5.2	All notice and communications by one Party to the other shall be deemed to have been received by the other Party and be effective as follows:

(a)	if by hand, upon written acknowledgement of receipt by a duly authorized officer, employee, agent, or representative of the receiving Party;

(b)	if by international courier, five (5) days after notice is posted; and

(c)	if by e-mail, upon sending provided that there is no return email notifying failure of delivery.

6.	SHARE VALUATION REPORT

6.1	V Gallant hereby agrees to provide a share valuation report to the TGL in June and December yearly at no cost.

6.2	Notwithstanding the foregoing, where TGL requests any additional updates, revisions, or clarifications to the valuation report provided, or requires the preparation of any additional valuation report by V Gallant, all costs and expenses arising therefrom shall be borne solely by TGL. Upon receipt of such request from the TGL, V Gallant shall provide commercially reasonable assistance in relation thereto.

7.	COUNTERPARTS

7.1	This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts and each such counterpart shall constitute an original of this Agreement but all of which together constitute one and the same instrument.

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IN WITHNESS WHEREOF, the Parties hereby agree to the terms and conditions set forth in this Agreement and have hereunto set their hands and/or by electronic signature in accordance with the respective local digital signature regulations on the day and year herein before mentioned.

SIGNED BY TREASURE GLOBAL INC	/s/ Carlson Thow
(Registration No. 790821)	Carlson Thow
Chief Executive Officer

SIGNED BY V GALLANT SDN BHD	/s/ Dato Hoo Voon Him
(Company Registration No.	Dato Hoo Voon Him
202401039073 (1584920-W))

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